EXHIBIT 5.1

                          MORSE, ZELNICK, ROSE & LANDER
                         A LIMITED LIABILITY PARTNERSHIP

                                 450 PARK AVENUE
                          NEW YORK, NEW YORK 10022-2605
                                  212-838-1177
                                FAX 212-838-9190

                                   May 9, 2001

Professional Detailing, Inc.
10 Mountainview Road
Upper Saddle River, New Jersey 07458

                  Re: Registration Statement on Form S-8

Dear Sirs:

      We have acted as counsel to Professional Detailing, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), to register the offering by the Company of shares of Common Stock par value $.01 per share (the "Shares") issuable under the Company's 2000 Omnibus Incentive Compensation Plan (the "Omnibus Plan").

      In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended, resolutions adopted by the Company's Board of Directors, the Omnibus Plan, and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

      Based upon the foregoing, we are of the opinion that the Shares issuable under the Omnibus Plan and upon exercise of options granted and to be granted pursuant to the Omnibus Plan have been duly and validly authorized for issuance and when issued and delivered as contemplated by the Omnibus Plan will be legally issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the SEC thereunder.

                                        Very truly yours,


                                        /s/ Morse, Zelnick, Rose & Lander, LLP
                                        ----------------------------------------
                                        Morse, Zelnick, Rose & Lander, LLP